Exhibit 4(z)

GENERAL ELECTRIC CAPITAL CORPORATION

DEBT SECURITIES

SECURED NOTES INDENTURE
Dated as of [            ]

The Bank of New York Mellon
as Trustee

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Section 16.04.	New York Contract	47

Section 16.05.	Evidence of Compliance with Conditions Precedent	47

Section 16.06.	Legal Holidays	47

Section 16.07.	Trust Indenture Act to Control	47

Section 16.08.	Table of Contents, Headings, etc.	47

Section 16.09.	Execution in Counterparts	47

Section 16.10.	Separability	47

Section 16.11.	Proceeds	48

Section 16.12.	Waiver of Jury Trial	48

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          INDENTURE dated as of [     ] (this “Indenture”), between General Electric Capital Corporation, a corporation duly organized and existing under the laws of Delaware (the “Company”) and The Bank of New York Mellon as Trustee (the “Trustee”).

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Debt Securities issued under this Indenture:

ARTICLE ONE

DEFINITIONS

          Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or which are by reference therein defined in the Securities Act of 1933, as amended (the “Securities Act”) (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act. The words “herein”, “hereof” and “hereunder”, and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

          “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 7.13 to act on behalf of the Trustee to authenticate Securities.

          “Authorizing Resolution” means a resolution adopted by the Board of Directors, or by an Officer or committee of Officers pursuant to delegation of the Board of Directors, authorizing a Series of Debt Securities.

          “Board of Directors” shall mean either the Board of Directors of the Company or any committee of that Board duly authorized to act under the terms of this Indenture.

          “Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions are generally authorized or obligated by law or regulation to close in New York City.

          “Company” shall mean General Electric Capital Corporation, a Delaware corporation, until any successor corporation shall have become such pursuant to the provisions of Article Eleven, and thereafter “Company” shall mean such successor.

          “Debt Security” or “Debt Securities” shall mean any Debt Security or Debt Securities, as the case may be, authenticated and delivered under this Indenture.

          “Depository” shall mean, with respect to the Debt Securities of any Series issuable or issued in the form of one or more Global Debt Securities, DTC, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, and any other applicable U.S. or foreign statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.01, and if at any time there is more than one such Person, “Depository” as used with respect to the Debt Securities of any Series shall mean the Depository with respect to such Global Debt Security or Securities.

          “DTC” means The Depository Trust Company, New York, New York.

          “Effective Date” means, with respect to any Series of Debt Securities, the date of initial issuance of such Series of Debt Securities.

          “Event of Default” shall have the meaning specified in Section 6.01.

          “Global Debt Security” means a Debt Security evidencing all or part of a Series of Debt Securities, issued to, and registered in the name of, the Depositary for such Series in accordance with Section 2.03 and shall bear the legend set forth in Section 2.03.

          “Governmental Authority” means the government of the United States, any other nation or any state, locality or political subdivision of the United States or any other nation, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          “Holder” means the person in whose name a Debt Security is registered in the security register in accordance with the terms hereof.

          “Indenture” means this Indenture, as amended from time to time.

          “Maturity” when used with respect to any Debt Security of any Series, means the date on which the principal thereof becomes due and payable as provided in this Indenture and the Debt Securities of such Series, whether at the fixed maturity or by declaration of acceleration, call for redemption or otherwise.

          “Officer” shall mean, unless otherwise specified by a provision of this Indenture or the TIA, as applicable, the President, any Senior Vice President or any Vice President, the Chairman or any Vice Chairman of the Board, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

          “Officer’s Certificate” shall mean a certificate signed by an Officer and delivered to the Trustee. Each such certificate shall comply with Section 314(c) of the Trust Indenture Act and include the statements provided for in Section 16.05 if and to the extent required by the provisions of the Trust Indenture Act and such Section.

          “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, or may be other counsel. Each such opinion shall comply with Section 314(c) of the Trust Indenture Act and include the statements provided for in Section 16.05 if and to the extent required by the provisions of the Trust Indenture Act and such Section.

          “Outstanding” means, as of any particular time, all Debt Securities authenticated and delivered by the Trustee under this Indenture, except (a) any Debt Securities canceled by the Trustee or delivered to the Trustee for cancellation; (b) any Debt Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that if such Debt Securities are to be redeemed prior to the Maturity thereof, notice of such redemption shall have been mailed as provided in the indenture or provision satisfactory to the Trustee shall have been made for mailing such notice; (c) Debt Securities which have been defeased pursuant to the procedures specified in Article 14 hereof; and (d) any Debt Securities in lieu of or in substitution for which other Debt Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of this Indenture, unless proof satisfactory to the Trustee is presented that any such Debt Securities are held by Persons in whose hands any of such Debt Securities is a valid, binding and legal obligation of the Company.

          “Paying Agent” shall mean initially The Bank of New York Mellon in its capacity as paying agent, unless and until otherwise designated by the Company in accordance with this Indenture.

          “Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          “Principal Office of the Trustee” or other similar term, shall mean the principal office of the Trustee at which any particular time its corporate trust business shall be administered.

          “registrar” shall mean initially The Bank of New York Mellon in its capacity as registrar, unless and until otherwise designated by the Company in accordance with this Indenture.

          “Responsible Officer” The term “Responsible Officer”, when used with respect to the Trustee, shall mean the Chairman or any Vice Chairman of the Board of Directors, the Chairman or any Vice Chairman of the Executive Committee of the Board of Directors, the President, any Vice President, any Assistant Vice President, the Cashier, any Assistant Cashier, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer, any Assistant Trust Officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

          “Security register” shall have the meaning specified in Section 2.06.

          “Security registrar” shall have the meaning specified in Section 2.06.

          “Series” means a series of Debt Securities established under this Indenture.

          “Subsidiary” with respect to any Person means (i) any corporation of which such Person directly or indirectly owns or controls at that time at least a majority of the outstanding stock having under ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of the board of directors of such corporation or (ii) any other Person (other than a corporation) in which such Person directly or indirectly has at least a majority ownership interest and power to direct the policies, management and affairs thereto.

          “Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

          “Trustee” means The Bank of New York Mellon or its successor pursuant to Article Seven of this Indenture.

          “U.S. Government Obligations” means securities that are:

          (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or

          (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

          In either case, the U.S. Government Obligations may not be callable or redeemable at the option of the issuer, and shall also include a depository receipt issued by a bank, as defined in Section 3(a)(2) of the Securities Act, as custodian with respect to such U.S. Government Obligation or a specific payment of principal of or interest on such U.S. Government Obligation held by the custodian for the account of the holder of such depository receipt. However, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt except as required by law.

ARTICLE TWO

DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF DEBT
SECURITIES

          Section 2.01. Form and Dating. The aggregate principal amount of Debt Securities that may be issued under this Indenture is unlimited. The Debt Securities may be issued from time to time in one or more Series. Each Series shall be created by an Authorizing Resolution or a supplemental indenture that establishes the terms of the Series, which may include the following:

(1)	the title of the Series to which such Debt Securities belong (which shall distinguish the Debt Securities of such Series from all other Debt Securities);

(2)

the aggregate principal amount (or any limit on the aggregate principal amount) of the Debt Securities of such Series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the Series pursuant to Section 2.06, 2.07, 2.08, 3.03 or 10.04) and, if any Debt Securities of a Series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

(3)	the date or dates on which the principal and premium, if any, of the Debt Securities of the Series are payable;

(4)

the rate or rates, or the method of determination thereof, at which the Debt Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, and the interest payment dates on which such interest shall be payable;

(5)	the place or places where the principal of, and premium, if any, and any interest on Debt Securities of the Series shall be payable;

(6)

the currency or currencies in which payments on the Debt Securities of the Series are payable, if other than the currency in which Debt Securities of such Series are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such Debt Securities are denominated and the currency in which such Debt Securities or any of them may be paid, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Company or a Holder thereof or otherwise, in a foreign currency;

(7)	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

(8)	the record dates for interest payable on Debt Securities of the Series;

(9)

the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

(9)

the obligation, if any (including any sinking fund requirements), of the Company to redeem, purchase or repay Debt Securities of the Series and the price or prices at which or process by which and the period or periods within which and the terms and conditions upon which Debt Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(10)	the terms of any redemption at the option of Holders;

(11)	the permissible denominations in which Debt Securities of such Series are issuable, if different from $1,000 and multiples of $1,000 in excess thereof;

(12)

the percentage of the principal amount of the Debt Securities of such Series which is payable if the Maturity of the Debt Securities of such Series is accelerated in the case of Debt Securities issued at a discount from their face amount;

(13)

whether and under what circumstances the Company will pay additional amounts on the Debt Securities of the Series held by a Person who is not a U.S. Person (within the meaning of the U.S. Internal Revenue Code) in respect of any tax, assessment, or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts;

(14)	whether Debt Securities of such Series will be issued in registered or bearer form and the terms of any such forms of Debt Securities;

(15)

whether the Debt Securities of the Series shall be issued in whole or in part in the form of a Global Debt Security or Securities, the terms and conditions, if different from those contained in this Indenture, upon which such Global Debt Security or Securities may be exchanged in whole or in part for definitive Debt Securities; the Depositary for such Global Debt Security or Securities; the form of any legend or legends, if any, to be borne by any such Global Debt Security or Securities in addition to or in lieu of the legends referred to in Section 2.03 and in Exhibit A;

(16)	provisions for electronic issuance of Debt Securities or issuance of Debt Securities of such Series in uncertificated form;

(17)	in the case of any Series of non-interest bearing Debt Securities, the applicable dates for purposes of clause (a) of Section 5.01;

(18)	any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to such Series;

(19)

any deletions from, modifications of or additions to the Events of Default or covenants with respect to such Debt Securities (whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein);

(20)	whether and upon what terms Debt Securities of such Series may be defeased or discharged if different from the provisions set forth in this Indenture;

(21)

the form of the Debt Securities of such Series, which, unless the Authorizing Resolution or supplemental indenture otherwise provides, shall be in the form of Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such legends or endorsements placed thereon as the officers executing the same may approve (and execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which such Debt Securities may be listed, or to conform to usage;

(22)	any terms that may be required by or advisable under applicable law;

(23)

whether Debt Securities of such Series will or will not have the benefit of guarantees and the Company’s Subsidiaries that will be the initial guarantors of such Series and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

(24)

the collateral applicable to such Debt Securities, any deletions from, or modifications or additions to, the provisions of Article Fifteen hereof or any other provisions of this Indenture in connection therewith or in connection with any other instrument or agreement entered into in connection therewith; and

(25)	any other terms of the Series (whether or not such which terms shall not be consistent or inconsistent with the provisions of this Indenture).

          All Debt Securities of one Series need not be issued at the same time and, unless otherwise provided, a Series may be reopened for issuances of additional Debt Securities of such Series pursuant to an Authorizing Resolution or in any indenture supplemental hereto. All Debt Securities of any one Series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to an Authorizing Resolution or in any indenture supplemental hereto.

          The Trustee’s Certificate of Authentication on all Debt Securities shall be in substantially the following form, and shall be executed on behalf of the Trustee by its authorized signatory or agent:

          This is one of the Debt Securities of the Series designated therein referred to in the within-mentioned Indenture.

Date of Authentication: __________________

____________________________, as Trustee

By:

[Authorized Signatory]

          Section 2.02. Reserved.

          Section 2.03. Authentication. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any Series, executed by the Company, to the Trustee or its agent for authentication. Except as otherwise provided in this Article Two, the Trustee shall thereupon authenticate and deliver, or cause to be authenticated and delivered, said Debt Securities to or for the account of the Company upon the written order of the Company, signed by an Officer.

          In authenticating or causing the authentication of such Debt Securities and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Trustee shall be entitled to receive and (subject to Sections 7.01 and 7.02) shall be fully protected in relying upon:

          (1) a copy of any Authorizing Resolution relating thereto and, if applicable, an appropriate record of any action taken pursuant to such Authorizing Resolution, in each case certified by the Secretary or an Assistant Secretary of the Company;

          (2) an executed supplemental indenture, if any, relating thereto;

          (3) an Officer’s Certificate prepared in accordance with Section 16.05; and

          (4) an Opinion of Counsel prepared in accordance with Section 16.05, which shall also state (a) that the form of such Debt Securities has been established by or pursuant to an Authorizing Resolution or by a supplemental indenture as permitted by Section 2.01 in conformity with the provisions of this Indenture; (b) that the terms of such Debt Securities have been established by or pursuant to an Authorizing Resolution or by a supplemental indenture as permitted by Section 2.01 in conformity with the provisions of this Indenture; and (c) that such Debt Securities, when authenticated and delivered by or on behalf of the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

          The Trustee shall have the right to decline to authenticate and deliver or cause to be authenticated and delivered any Debt Securities under this Section 2.03 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by action of its board of directors or trustees, executive committee, or a trust committee of directors or trustees and Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders.

          If the Company shall establish that any Series of Debt Securities is to be issued in the form of one or more Global Debt Securities, then the Company shall execute and the Trustee shall, in accordance with this Section 2.03 and the Company order with respect to such Debt Securities, authenticate and deliver one or more Global Debt Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Debt Securities issued and not yet canceled, (ii) shall be registered in the name of the Depository for such Global Debt Security or Debt Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depositary’s instructions (iv) may have notations, legends or endorsements required by law, stock exchange rule, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company) and (v) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, this Debt Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.”

          Each Depository must, at the time of its designation and at all times while it serves as Depository hereunder, be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and any other applicable statute or regulation.

          Section 2.04. Date; Denomination and Numbering of Debt Securities. The Debt Securities of each Series shall be issuable in such denominations as shall be specified as contemplated by Section 2.01. In the absence of any such specification, such Debt Securities shall be issuable in denominations of $1,000 and multiples of $1,000 in excess thereof. Debt Securities of each Series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determined with the approval of the Trustee. Each Debt Security shall be dated the date of its authentication.

          The Person in whose name any Debt Security of a particular Series is registered at the close of business on any regular record date with respect to any interest payment date for such Series shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Debt Security upon any registration of transfer or exchange subsequent to the regular record date and prior to such interest payment date; provided, however, that if and to the extent that the Company shall default in the payment of interest on such interest payment date, such defaulted interest shall be paid to the Persons in whose names Outstanding Debt Securities of such Series are registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the Holders of such Debt Securities not less than 15 days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such defaulted interest. The term “regular record date” as used in this Section 2.04 with respect to any regular interest payment date shall mean the date specified in the Debt Securities of the applicable Series, except that the regular record date for interest due on any Debt Security’s Maturity or date of earlier redemption will be that particular date.

          Section 2.05. Execution of Debt Securities. The Debt Securities shall be signed in the name and on behalf of the Company by the manual or facsimile signature of an Officer. Only such Debt Securities as shall bear thereon a certificate of authentication substantially in the form herein recited, executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debt Security executed by the Company shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

          In case any officer of the Company who shall have signed any of the Debt Securities shall cease to be such officer before the Debt Securities shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debt Securities nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Debt Securities had not ceased to be such officer of the Company; and any Debt Security may be signed on behalf of the Company by such Persons as, at the actual date of such Debt Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such Person was not such an officer.

          Section 2.06. Exchange and Registration of Transfer of Debt Securities. Debt Securities of any Series (other than a Global Debt Security, except as set forth below) may be exchanged for a like aggregate principal amount of Debt Securities of the same Series of other authorized denominations.

          Debt Securities to be exchanged pursuant to the preceding paragraph shall be surrendered, at the option of the Holders thereof, either at the office or agency designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York in accordance with the provisions of Section 4.02 or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose in accordance with the provisions of Section 4.02, and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Debt Security or Debt Securities which the Holder making the exchange shall be entitled to receive. Each Person designated by the Company pursuant to the provisions of Section 4.02 as a Person authorized to register and register transfer of the Debt Securities is sometimes herein referred to as a “registrar.”

          The Company shall keep, at one such office or agency for a Series of Debt Securities, a register for such Series of Debt Securities (herein sometimes collectively referred to as the “Security register” or the “registry books of the Company”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register Debt Securities and shall register the transfer of Debt Securities as provided in this Article Two. The Security register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the Security register shall be open for inspection by the Trustee and any registrar other than the Trustee. Upon due presentment for registration of transfer of any Debt Security of any Series at any designated office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debt Security or Debt Securities of the same Series for an equal aggregate principal amount. Registration or registration of transfer of any Debt Security by any registrar in the registry books of the Company maintained by such registrar, and delivery of such Debt Security, duly authenticated, shall be deemed to complete the registration or registration of transfer of such Debt Security.

          No Person shall at any time be designated as or act as a registrar unless such Person is at such time empowered under applicable law to act as such and duly registered to act as such under and to the extent required by applicable law and regulations.

          All Debt Securities presented for registration of transfer or for exchange, redemption, repayment or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange in form satisfactory to the Company and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

          No service charge shall be made for any exchange or registration of transfer of Debt Securities, but the Company may require payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection therewith.

          The Company shall not be required (i) to issue, register the transfer of or exchange Debt Securities to be redeemed for a period of at least 30 days but not more than 60 days preceding the mailing (or delivery in accordance with the procedures of the Depositary) of the relevant notice of redemption, (ii) to register the transfer of or exchange any Debt Securities selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Securities being redeemed in part or (iii) to register the transfer of or exchange any Debt Securities surrendered for optional repayment, in whole or in part.

          Notwithstanding any other provision of this Section 2.06, unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Debt Security representing all or a portion of the Debt Securities of a Series may not be transferred except as a whole by the Depository for such Series to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such Series or a nominee of such successor Depository.

          If at any time the Depository for any Debt Securities of a Series represented by one or more Global Debt Securities notifies the Company that it is unwilling or unable to continue as Depository for such Debt Securities or if at any time the Depository for such Debt Securities shall no longer be eligible under Section 2.03, the Company shall appoint a successor Depository eligible under Section 2.03 with respect to such Debt Securities. If a successor Depository eligible under Section 2.03 for such Debt Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Debt Securities of such Series, will authenticate and deliver Debt Securities of such Series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the aggregate principal amount of the Global Security or Debt Securities representing such Debt Securities in exchange for such Global Security or Debt Securities.

          The Company may at any time and in its sole discretion (but subject to the procedures of the Depository) determine that Debt Securities issued in the form of one or more Global Debt Securities shall no longer be represented by a Global Security or Debt Securities. In such event the Company will execute and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Debt Securities, will authenticate and deliver Debt Securities of the same Series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the aggregate principal amount of the Global Debt Security or Debt Securities in exchange for such Global Debt Security or Debt Securities.

          Upon the exchange of a Global Debt Security for Debt Securities in definitive registered form, in authorized denominations, in an aggregate principal amount equal to the principal amount of such Global Debt Security, such Global Debt Security shall be canceled by the Trustee or an agent of the Company or the Trustee. Debt Securities in definitive registered form issued in exchange for a Global Debt Security pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depository for such Global Debt Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Debt Securities to or as directed by the Persons in whose names such Debt Securities are so registered.

          Section 2.07. Mutilated, Destroyed, Lost or Stolen Debt Securities. In case any temporary or definitive Debt Security shall become mutilated or be destroyed, lost or stolen, the Company in the case of a mutilated Debt Security shall, and in the case of a lost, stolen, or destroyed Debt Security may in its discretion, execute and, upon the written request or authorization of any officer of the Company, the Trustee shall authenticate and deliver a new Debt Security of the same Series, as the case may be, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Debt Security. In every case the applicant for a substituted Debt Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debt Security and of the ownership thereof.

          Upon the issuance of any substituted Debt Security, the Company may require the payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debt Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debt Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Debt Security and the ownership thereof.

          Every substituted Debt Security issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Debt Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of the same Series duly issued hereunder. All Debt Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities and shall preclude (to the extent lawful) any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

          Section 2.08. Temporary Debt Securities. Pending the preparation of definitive Debt Securities of any Series, the Company may execute and the Trustee shall authenticate and deliver temporary Debt Securities (printed, lithographed or typewritten). Temporary Debt Securities shall be issuable in any authorized denomination and substantially in the form of the definitive Debt Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Debt Securities, all as may be determined by the Company. Every such temporary Debt Security shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debt Securities in lieu of which they are issued. Without unreasonable delay, the Company will execute and deliver to the Trustee definitive Debt Securities of such Series and thereupon any or all temporary Debt Securities of such Series may be surrendered in exchange therefor, at the option of the holders thereof, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York in accordance with the provisions of Section 4.02 or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose in accordance with the provisions of Section 4.02, and the Trustee shall authenticate and deliver in exchange for such temporary Debt Securities an equal aggregate principal amount of definitive Debt Securities of the same Series. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debt Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities authenticated and delivered hereunder.

          Section 2.09. Cancellation of Debt Securities Paid, etc. All Debt Securities surrendered for the purpose of payment, redemption, repayment, exchange or registration of transfer, if surrendered to the Company, any registrar, any paying agent or any other agent of the Company or of the Trustee, be delivered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee may dispose of canceled Debt Securities in accordance with its customary procedures and deliver a certificate of such disposition to the Company or, at the written request of the Company, shall deliver canceled Debt Securities to the Company. If the Company shall acquire any of the Debt Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debt Securities unless and until the same are delivered to the Trustee for cancellation.

          Section 2.10. Computation of Interest. Interest on the Debt Securities of each Series shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE THREE

REDEMPTION OF DEBT SECURITIES

          Section 3.01. Applicability of Article. The provisions of this Article Three shall be applicable to any Debt Securities which, as provided by the applicable Authorizing Resolution or supplemental indenture, are redeemable before their Maturity.

          Section 3.02. Notice of Optional Redemption; Selection of Debt Securities. In case the Company shall desire to exercise any right to redeem all, or, as the case may be, any part of, the Debt Securities of any Series in accordance with their terms, it shall fix a date for redemption. Notice of redemption to the Holders of Debt Securities of any Series to be redeemed in whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid (or otherwise in accordance with the applicable procedures of the Depository), at least 30 days and not more than 60 days prior to the date fixed for redemption to the Trustee and to such Holders at their last addresses as they shall appear upon the registry books of the Company. Notices of redemption to be sent to the Holders of Debt Securities shall be sent only to the Holders of those Debt Securities to be redeemed.

          Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which the Debt Securities of such Series are to be redeemed or if not then ascertainable, the manner of calculation thereof, the expected amount of unpaid accrued interest to but not including the date of redemption, the place or places of payment, that payment will be made upon presentation and surrender of such Debt Securities, that any unpaid interest accrued to but not including the date fixed for redemption will be paid as specified in said notice, and that on and after said date any interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Debt Securities of a Series are to be redeemed, the notice of redemption shall specify the number or numbers of the Debt Securities to be redeemed. In case any Debt Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debt Security, a new Debt Security or Debt Securities of the same Series in principal amount equal to the unredeemed portion thereof will be issued. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the redemption date and of the principal amount and Series of Debt Securities to be redeemed.

          Prior to the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more paying agents (or if the Company is acting as its own paying agent, shall segregate and hold in trust as provided in Section 4.05) an amount of money sufficient to redeem on the redemption date all the Debt Securities or portions thereof so called for redemption, together with unpaid accrued interest to, but not including, the date fixed for redemption. If less than all the Debt Securities of a Series are to be redeemed, the Company will give the Trustee notice not less than 60 days prior to the redemption date as to the aggregate principal amount of Debt Securities of such Series to be redeemed, and the Trustee shall select or cause to be selected, in such manner as in its sole discretion it shall deem appropriate and fair, the Debt Securities or portions thereof to be redeemed. Debt Securities of a Series may be redeemed in part only in multiples of the smallest authorized denomination of that Series.

          Section 3.03. Payment of Debt Securities Called for Optional Redemption. If notice of redemption has been given as provided in Section 3.02, the Debt Securities or portions of Debt Securities of the Series with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price. On presentation and surrender of such Debt Securities at a place of payment in said notice specified the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any accrued and unpaid interest thereon to, but not including, the date fixed for redemption; provided, however, that payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the Holders of such Debt Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.04.

          Upon presentation of any Debt Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debt Security or Debt Securities of the same Series, of authorized denominations in aggregate principal amount equal to the unredeemed portion of the Debt Security so presented.

ARTICLE FOUR

PARTICULAR COVENANTS OF THE COMPANY

          Section 4.01. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of all Holders of Debt Securities issued hereunder that it will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest, if any, on a Series of Debt Securities (for all purposes herein, references to interest shall include any additional amounts payable pursuant to the terms of such Debt Securities) at the places, at the respective times and in the manner provided in the Debt Securities of such Series and in this Indenture.

          Section 4.02. Offices for Notices and Payments, etc. As long as any Debt Securities remain Outstanding hereunder, the Company will designate and maintain in the Borough of Manhattan, The City of New York an office or agency where such Debt Securities may be presented for payment, and where such Debt Securities may be presented for registration of transfer and for exchange as provided in this Indenture.

          Interest on Debt Securities may at the option of the Company be paid by check mailed to the Persons entitled thereto at their respective addresses as such appear on the registry books of the Company, or, at the option of any Holder of $5,000,000 or more aggregate principal amount of Debt Securities of any Series and subject to applicable laws and regulations, be made by transfer to an account denominated in the currency in which such payment is to be made, maintained by such Holder, if appropriate wire transfer instructions have been received by the Company or its agent not less than ten days prior to the applicable interest payment date.

          The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where notices and demands to or upon the Company in respect of any Debt Securities issued hereunder or this Indenture may be served.

          The Company may from time to time designate one or more additional offices or agencies where Debt Securities may be presented for payment, where Debt Securities may be presented for exchange as provided in this Indenture and where Debt Securities may be presented for registration of transfer as in this Indenture provided, and the Company may from time to time rescind any such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain the agencies provided for in this Section 4.02. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

          The Company will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency in the Borough of Manhattan, The City of New York or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Trustee.

          The Company hereby designates the office of The Bank of New York Mellon at 101 Barclay Street, New York, New York 10286 as the agency of the Company where Debt Securities may be presented for payment, for registration of transfer and for exchange as in this Indenture provided and where notices and demands to or upon the Company in respect of the Debt Securities or of this Indenture may be served and as registrar for the Debt Securities.

          Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a successor Trustee, so that there shall at all times be a Trustee with respect to all Debt Securities issued hereunder.

          Section 4.04. Provision as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee with respect to the Debt Securities of any Series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04,

                         (i) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest, if any, on such Debt Securities (whether such sums have been paid to it by the Company or by any other obligor on such Debt Securities) in trust for the benefit of the Holders of such Debt Securities;

                         (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on such Debt Securities) to make any payment of the principal of, premium, if any, or interest, if any, on such Debt Securities when the same shall be due and payable; and

                         (iii) that at any time during the continuance of any failure by the Company (or by any other obligor on such Debt Securities) specified in the preceding paragraph (ii), such paying agent will, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by it.

                    (b) If the Company shall act as its own paying agent with respect to the Debt Securities of any Series, it will, on or before each due date of the principal of, premium, if any, or interest, if any, on such Debt Securities, set aside, segregate and hold in trust for the benefit of the Holders of such Debt Securities, a sum sufficient to pay such principal, premium, if any, or interest, if any, so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor on such Debt Securities) to make any payment of the principal of, premium, if any, or interest, if any, on such Debt Securities when the same shall become due and payable.

                    (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any paying agent hereunder, as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained.

                    (d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Sections 12.03 and 12.04.

                    (e) Whenever the Company shall have one or more paying agents with respect to the Debt Securities of any Series, it will, prior to each due date of the principal of, premium, if any, or interest, if any, on the Debt Securities of such Series, deposit with a designated paying agent a sum sufficient to pay the principal, premium, if any, and interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, if any, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure so to act.

          Section 4.05. Statement as to Compliance; Opinion as to Maintenance of Lien. The Company will furnish to the Trustee on or before June 1 in each year (beginning with the first June 1 which is not less than 60 days following the first date of issuance of any Series of Debt Securities under this Indenture) (a) a certificate (which need not comply with Section 16.05) from the principal executive, financial or accounting officer or the Senior Vice President Corporate Treasury and Global Funding Operation of the Company stating that in the course of the performance by the signer of his duties as an officer of the Company he would normally have knowledge of any default or non-compliance by the Company in the performance of any covenants or conditions contained in this Indenture, stating whether or not he has knowledge of any such default or non-compliance and, if so, specifying each such default or non-compliance of which the signer has knowledge and the nature thereof and (b) the Opinion of Counsel referred to in Section 314(b)(2) of the Trust Indenture Act, if required thereby.

ARTICLE FIVE

HOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

          Section 5.01. Holder Lists. If and so long as the Trustee shall not be the registrar for any Series of Debt Securities, the Company will furnish or cause to be furnished to the Trustee with respect to each Series of Debt Securities issued hereunder a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Debt Securities of such Series pursuant to Section 312 of the Trust Indenture Act (a) semiannually not more than 15 days after each record date for the payment of interest in respect of the Debt Securities of such Series, as of such record date and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, as of a date not more than 15 days prior to the time such information is furnished.

          Section 5.02. Reports by the Company. The Company shall file with the Trustee within 15 days after the Company files the same with the Securities and Exchange Commission (the “SEC”), copies of the annual reports and of the information, documents and other reports that the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. The Company will be deemed to have complied with the previous sentence to the extent such annual reports, information, documents and reports are filed with the SEC via EDGAR or any successor electronic delivery procedure. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

          Section 5.03. Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted on or before May 15 in each year beginning May 15, [     ], as provided in Section 313(c) of the Trust Indenture Act, so long as any Debt Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 days prior thereto.

ARTICLE SIX

REMEDIES OF THE TRUSTEE AND HOLDER ON EVENT OF DEFAULT

          Section 6.01. Events of Default. The term “Event of Default” whenever used herein means, with respect to any Series, any one of the following events, continued for the period of time, if any, and after the giving of notice, if any, designated below:

                    (a) default in the payment of the principal, or premium, if any, upon Debt Securities of such Series; or

                    (b) default for 30 days in the payment of interest upon any Debt Security of such Series; or

                    (c) default for 60 days after written notice to the Company from the Trustee or from the Holders of at least 25% in principal amount of all of the Outstanding Debt Securities of such Series (with a copy to the Trustee) in performance of any other covenant or agreement by the Company under this Indenture (other than such covenants or agreements as are specifically excluded pursuant to a designation under Section 2.01);

                    (d) an event of default, as defined, with respect to any indebtedness for borrowed money of the Company, as a result of which such indebtedness for borrowed money of the Company shall have been accelerated and such acceleration shall not have been rescinded or annulled within 10 days after written notice thereof (provided however, that the resulting Event of Default with respect to such other indebtedness for borrowed money may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other indebtedness for borrowed money) (a “Cross Acceleration”) and, in each case, where the principal amount of any such indebtedness for borrowed money, together with the principal amount of any other such indebtedness for borrowed money under which there has been a Cross Acceleration, aggregates to more than the greater of $100.0 million and 10% of all such indebtedness for borrowed money of the Company and its consolidated subsidiaries then outstanding;

                    (e) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the Federal Bankruptcy Code or any other similar applicable Federal or State law, and such decree and order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or

                    (f) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

          If an Event of Default occurs and is continuing with respect to a Series of Debt Securities, then and in each and every case, unless the principal of all of the Debt Securities of such Series shall have already become due and payable, either the Trustee or the Holders of not less than twenty-five percent in aggregate principal amount of the Outstanding Debt Securities of such Series, by notice in writing to the Company (and to the Trustee if given by Holders of such Outstanding Debt Securities), may declare the principal amount of all Debt Securities of such Series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in such Debt Securities contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal amount of the Debt Securities of such Series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all such Debt Securities and the principal of, and premium, if any, on any and all such Debt Securities which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Debt Securities of such Series, to the date of such payment or deposit) and all amounts payable to the Trustee pursuant to the provisions of Section 7.06, and any and all defaults under this Indenture with respect to the Debt Securities of such Series, other than the nonpayment of principal of and accrued interest on such Debt Securities which shall have become due solely by acceleration, shall have been remedied or cured or waived or provision shall have been made therefor to the satisfaction of the Trustee then and in every such case the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such Series, by written notice to the Company and to the Trustee, may waive all defaults with respect to such Debt Securities and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

          In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

          Section 6.02. Payment of Debt Securities on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon the Debt Securities of a Series as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal, or premium, if any, upon a Series of Debt Securities as and when the same shall become due and payable, whether at Maturity of such Debt Security or upon redemption or by declaration or otherwise; then, upon demand of the Trustee, the Company shall pay to the Trustee, for the benefit of the Holders of the Debt Securities with respect to which such default shall have occurred, the whole amount that then shall have become due and payable on any such Debt Securities for principal, premium, if any, and interest (including interest on overdue interest and principal, if any) and, in addition thereto, such further amount as shall be sufficient to cover costs and expenses of collection, and any further amounts payable to the Trustee pursuant to the provisions of Section 7.06.

          In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon such Debt Securities and collect in the manner provided by law out of the property of the Company or any other obligor on such Debt Securities wherever situated the moneys adjudged or decreed to be payable.

          In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debt Securities of any Series under the Federal Bankruptcy Code or any other similar applicable Federal or State law, or in case a receiver or trustee (or other similar official) shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor on any Debt Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of any Debt Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of any Debt Securities and, in the case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on any Debt Securities, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of costs and expenses of collection, and any further amounts payable to the Trustee pursuant to the provisions of Section 7.06 and incurred by it up to the date of such distribution; and any receiver, assignee or trustee (or other similar official) in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee costs and expenses of collection and any further amounts payable to the Trustee pursuant to the provisions of Section 7.06 and incurred by it up to the date of such distribution.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting any of the Debt Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          All rights of action and of asserting claims under this Indenture, or under any Debt Securities, may be enforced by the Trustee without the possession of such Debt Securities or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Debt Securities in respect of which such action was taken. In any proceedings brought by the Trustee (and also any proceedings in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of the Debt Securities to which such proceedings relate, and it shall not be necessary to make any holders of such Debt Securities parties to any such proceedings.

          Section 6.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to this Article Six shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Debt Securities in respect of which moneys have been collected, and the notation thereon of the payment if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.06;

          SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Debt Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal and any premium and interest, respectively; and

THIRD: To the payment of the balance, if any, to the Company or any other Person or Persons legally entitled thereto.

          Section 6.04. Proceedings by Holders. No Holder of any Debt Security of any Series shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding to the extent lawful in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee (or other similar official), or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default with respect to the Debt Securities of such Series and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than twenty-five percent in aggregate principal amount of the Outstanding Debt Securities of such Series shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and Holder of every Debt Security with every other taker and Holder and the Trustee, that no one or more Holders of Debt Securities of such Series shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Debt Securities of such Series, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the matter herein provided and for the equal, ratable and common benefit of all Holders of Debt Securities of such Series.

          Notwithstanding any other provisions in this Indenture, however, the right of any Holder of any Debt Security to receive payment of the principal of, premium, if any, and interest, if any, on such Debt Security, on or after the respective due dates expressed in such Debt Security, or upon redemption, by declaration, repayment or otherwise, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, and no provision of the Debt Securities of any Series or of this Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on such Debt

Securities at the respective places, at the respective times, at the respective rates and in the coin or currency, therein and herein prescribed.

          Section 6.05. Proceedings by Trustee. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

          Unless directed by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of a Series in accordance with and subject to the conditions set forth in Section 6.07, the Trustee shall have no right or obligation under this Indenture or otherwise to exercise any remedies on behalf of the Holders of the Debt Securities of such Series in connection with any default by the Company under this Indenture that, with the giving of notice, passage of time or both, could not become an Event of Default. In connection with any such exercise of remedies, the Trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such default were an Event of Default, including, without limitation, immunities and protections under Section 7.01(c).

          Section 6.06. Remedies Cumulative and Continuing. All powers and remedies given by this Article Six to the Trustee or to the Holders of the Debt Securities of any Series shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of such Debt Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any such Debt Securities to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article Six or by law to the Trustee or to the Holders of the Debt Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the holders of such Debt Securities.

          Section 6.07. Direction of Proceedings and Waiver of Defaults by Holders. The holders of a majority in aggregate principal amount of the Debt Securities of any Series at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such Series; provided, however, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability. Prior to any declaration accelerating the Maturity of the Debt Securities of any Series, the Holders of a majority in aggregate principal amount of the Debt Securities of such Series at the time Outstanding may on behalf of the Holders of all such Debt Securities waive any past default or Event of Default with respect to the Debt Securities of such Series and its consequences except a default in the payment of interest, if any, on, or the principal or premium, if any, upon any Debt Security, or in respect of a covenant or provision hereof which under Section 10.02 cannot be modified or amended without the consent of the Holder of each Debt Security affected thereby. Upon any such waiver the Company, the Trustee and the Holders of such Debt Securities shall be restored to their former position and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said default or Event of Default shall for all purposes of the Debt Securities and this Indenture be deemed to have been cured and to be not continuing.

          Section 6.08. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a default with respect to the Debt Securities of any Series, give notice of all defaults known to a Responsible Officer of the Trustee to all Holders of Debt Securities of such Series in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless such defaults shall have been cured before the giving of such notice (the term “defaults” for the purpose of this Section 6.08 being hereby defined to be the events specified in Section 6.01, not including the periods of grace, if any, provided for therein and irrespective of the giving of the notices specified in clauses (c) and (d) of Section 6.01); provided, however, that except in the case of default in the payment of the principal of, premium, if any, or interest, if any, on any of the Debt Securities of such Series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of such Series of Debt Securities.

          Section 6.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, omitted or suffered by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of any Series of Debt Securities or group of such holders, holding in the aggregate more than twenty-five percent in principal amount of the Outstanding Debt Securities of such Series or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on any Debt Security on or after the due date expressed in such Debt Security, on or after the date fixed for redemption or repayment or after such Debt Security shall have become due by declaration.

ARTICLE SEVEN

CONCERNING THE TRUSTEE

          Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of any Event of Default with respect to a Series of Debt Securities and after the curing or waiving of all Events of Default which may have occurred with respect to such Series, undertakes to perform such duties and only such duties with respect to such Series as are specifically set forth in this Indenture. In case an Event of Default with respect to the Debt Securities of a Series has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such Series, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

                    (a) prior to the occurrence of an Event of Default with respect to a Series of Debt Securities and after the curing or waiving of all Events of Default which may have occurred with respect to such Series:

                         (i) the duties and obligations of the Trustee with respect to the Debt Securities of such Series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                         (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                    (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (c) the Trustee shall not be liable with respect to any action taken, omitted or suffered to be taken by it in good faith in accordance with the direction of the Holders of Debt Securities of any Series pursuant to Section 6.07 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to such Debt Securities.

          None of the provisions of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          The provisions of this Section 7.01 are in furtherance of and subject to Section 315 of the Trust Indenture Act.

          Section 7.02. Reliance on Documents, Opinions, etc. In furtherance of and subject to the Trust Indenture Act, and subject to the provisions of Section 7.01:

                    (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                    (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by an Officer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary, an Assistant Secretary or an Attesting Secretary of the Company;

                    (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                    (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered reasonable security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby;

                    (e) the Trustee shall not be liable for any action taken, omitted or suffered by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                    (f) the Trustee shall not be bound to make any inquiry or investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document unless requested in writing so to do by the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any affected Series; provided, however, that if the payment within a reasonable time to the Trustee of the costs and expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security conferred upon it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; and the reasonable expenses of such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

                    (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                    (h) the Trustee shall not be deemed to have notice of any default hereunder or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by the Trustee at the Principal Office of the Trustee, and such notice references the Debt Securities and this Indenture.

          Section 7.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Debt Securities shall be taken as the statements of the Company (except in the Trustee’s certificates of authentication), and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities, provided that the Trustee shall not be relieved of its duty to authenticate Debt Securities only as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the Company of any of the Debt Securities or of the proceeds thereof.

          Section 7.04. Ownership of Debt Securities. The Trustee and any agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Debt Securities with the same rights it would have if it were not Trustee or such agent.

          Section 7.05. Moneys to be Held in Trust. Subject to the provisions of Sections 4.04, 12.03, 12.04 and 16.11, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by an Officer.

          Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.

          Section 7.07. Officer’s Certificate as Evidence. Subject to the provisions of Sections 7.01 and 7.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, omitted or suffered by it under the provisions of this Indenture upon the faith thereof.

          Section 7.08. Disqualification; Conflicting Interests for the Trustee. The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

          Section 7.09. Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State, which (a) is authorized under such laws to exercise corporate trust powers and (b) is subject to supervision or examination by Federal or State authority and (c) shall have at all times a combined capital and surplus of not less than $10,000,000. If such corporation publishes reports of condition at least annually, pursuant to law, or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

          The provisions of this Section 7.09 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act.

          Section 7.10. Resignation or Removal of Trustee. (a) The Trustee, or any Trustee or Trustees hereafter appointed, may at any time resign with respect to any one or more or all Series of Debt Securities by giving written notice of resignation to the Company and by mailing notice of such resignation to the Holders of Outstanding Debt Securities at their addresses as they shall appear on the registry books of the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee or Trustees with respect to the applicable Series by written instrument, in duplicate, executed in the name of and on behalf of the Company by a duly authorized officer, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed with respect to any Series and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Holder who has been a bona fide Holder of a Debt Security or Debt Securities of the applicable Series for at least six months may, subject to the provisions of Section 6.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

                    (b) In case at any time any of the following shall occur:

                              (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any Series of Debt Securities after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security or Debt Securities of such Series for at least six months, or

                              (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and Section 310(a) of the Trust Indenture Act of 1939 with respect to any Series of Debt Securities and shall fail to resign after written request therefor by the Company or by any such Holder, or

                              (iii) the Trustee shall become incapable of acting with respect to any Series of Debt Securities, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation then, in any such case, the Company may remove the Trustee with respect to such Series and appoint a successor Trustee with respect to such Series by written instrument, in duplicate, executed in the name of and on behalf of the Company by a duly authorized officer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Debt Security or Debt Securities of such Series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such Series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee with respect to such Series.

                    (c) The holders of a majority in aggregate principal amount of the Debt Securities of one or more Series (each Series voting as a class) or all Series at the time Outstanding may remove the Trustee with respect to the applicable Series or all Series, as the case may be, and appoint with respect to the applicable Series or all Series, as the case may be, a successor Trustee by written notice of such action to the Company, the Trustee and the successor Trustee.

                    (d) Any resignation or removal of the Trustee with respect to any Series and any appointment of a successor Trustee with respect to such Series pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 7.11.

                    (e) No predecessor Trustee shall be liable for the acts or omissions of any successor Trustee.

          Section 7.11. Acceptance by Successor Trustee. Any successor Trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to any or all applicable Series shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such Series of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment (or due provision therefor) of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor Trustee all the rights and powers with respect to such Series of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor Trustee all such rights and powers.

          In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) Series, the Company, the predecessor Trustee and each successor Trustee with respect to the Debt Securities of any applicable Series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Debt Securities of any Series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

          No successor Trustee with respect to a Series of Debt Securities shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor Trustee shall, with respect to such Series, be qualified under Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 7.09.

          Upon acceptance of appointment by a successor Trustee with respect to any Series as provided in this Section 7.11, the Company shall give notice thereof to the holders of Debt Securities of each Series affected, by mailing such notice to such holders at their addresses as they shall appear on the registry books of the Company. If the Company fails to mail such notice within ten days after the acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

          Section 7.12. Succession by Merger, etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, provided such corporation shall be qualified under Section 310(b) of the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          In case at the time such successor to the Trustee shall succeed to the trust created by this Indenture with respect to one or more Series of Debt Securities, any of such securities shall have been authenticated but not delivered, any such successor to the Trustee by merger, conversion or consolidation may adopt the certificate of authentication of any predecessor Trustee, and deliver such Debt Security so authenticated; and in case at that time any of such Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of such successor to the Trustee or, if such successor to the Trustee is a successor by merger, conversion or consolidation, the name of any predecessor hereunder; and in all such cases such certificate shall have the full force which it is anywhere in such Debt Securities or in this Indenture provided that the certificate of the Trustee shall have.

          Section 7.13. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Debt Securities issued upon original issue and upon exchange, registration of transfer, or partial redemption or pursuant to Section 2.07 and Debt Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $10,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.13, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.13, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 7.13.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 7.13, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.13, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all holders of Debt Securities as their names and addresses appear in the Security register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 7.13.

          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.13.

          If an appointment is made pursuant to this Section 7.13, the Debt Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

Dated:

                    This is one of the Debt Securities of the Series designated therein referred to in the within-mentioned Indenture.

[THE BANK OF NEW YORK MELLON],
As Trustee

[AUTHENTICATING AGENT],
As Authenticating Agent

By	______________________________ ,
Authorized Signatory

ARTICLE EIGHT

CONCERNING THE HOLDERS

          Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debt Securities of any or all Series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Holders in person or by agent or proxy appointed in writing, or (b) by the record of such Holders of Debt Securities voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Holders.

          Section 8.02. Proof of Execution by Holders. Subject to the provisions of Sections 7.01, 7.02 and 9.05, the execution of any instrument by a Holder or his agent or proxy may be proved in the following manner: The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgements of deeds or administer oaths that the Person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer or in any other manner that the Trustee may deem sufficient. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the Person executing the same.

          The ownership of Debt Securities shall be proved by the registry books of the Company.

          The record of any Holders’ meeting shall be proved in the manner provided in Section 9.07.

          The Company may set a record date for purposes of determining the identity of holders of Debt Securities of any Series entitled to vote or consent to any action referred to in Section 8.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, with respect to Debt Securities of any Series, only holders of Debt Securities of such Series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

          Section 8.03. Who are Deemed Absolute Owners. The Company, the Trustee and any agent of the Company or of the Trustee may deem the Person in whose name any Debt Security shall be registered upon the books of the Company to be, and may treat such Person as, the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.04) interest, if any, on such Debt Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary.

          Section 8.04. Company-Owned Debt Securities Disregarded. In determining whether the holders of the requisite aggregate principal amount of any or all Series of Debt Securities have concurred in any demand, request, notice, direction, consent or waiver under this Indenture, Debt Securities which are owned by the Company or any other obligor on the Debt Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debt Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such demand, request, notice, direction consent or waiver, only Debt Securities which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debt Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company of any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

          Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debt Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Debt Security which is shown by the evidence to be included in the Debt Securities the holders of which have consented to such action may, by filing written notice with the Trustee at the Principal Office of the Trustee and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debt Security. Except as aforesaid any such action taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future holders of such Debt Security, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or any Debt Security issued in exchange or substitution therefor.

ARTICLE NINE

HOLDER’S MEETINGS

          Section 9.01. Purposes of Meetings. A meeting of holders of Debt Securities of any or all Series may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

                    (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default thereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Six;

                    (b) to remove the Trustee and nominate a successor Trustee pursuant to the provisions of Article Seven;

                    (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

                    (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debt Securities of any or all Series, as the case may be, under any other provision of this Indenture or under applicable law.

          Section 9.02. Call of Meeting by Trustee. The Trustee may at any time call a meeting of Holders of Debt Securities of any or all Series to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the holders of Debt Securities of any or all Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by mailing notice of such meeting to the Holders of Outstanding Debt Securities at their addresses as they shall appear on the registry books of the Company. Such notice shall be given not less than 10 nor more than 90 days prior to the date fixed for the meeting.

          Section 9.03. Call of Meeting by Company or Holders. In case at any time a duly authorized officer of the Company in the name of and on behalf of the Company or the Holders of at least ten percent in aggregate principal amount of the Outstanding Debt Securities of any Series that may be affected by the action proposed to be taken at the meeting, shall have requested the Trustee to call a meeting of the Holders of Debt Securities of all Series that may be so affected, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders, in the amount specified above, may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by giving notice thereof as provided in Section 9.02.

          Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders, a Person shall (a) be a Holder of one or more Debt Securities with respect to which such meeting is being held or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Debt Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

          Section 9.05. Quorum; Adjourned Meetings. The Persons entitled to vote a majority in aggregate principal amount of the Debt Securities at the time Outstanding shall constitute a quorum for the transaction of all business specified in Section 9.01. No business shall be transacted in the absence of a quorum (determined as provided in this Section 9.05). In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of the Holders of Debt Securities (as provided in Section 9.03), be dissolved. In any other case the meeting shall be adjourned for a period of not less than ten days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than ten days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.02, except that such notice need be published only once and must be mailed or published not less than five days prior to the date on which the meeting is scheduled to be reconvened.

          Subject to the foregoing, at the second reconvening of any meeting adjourned for lack of a quorum, the Persons entitled to vote twenty-five percent in aggregate principal amount of the Outstanding Debt Securities shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Outstanding Debt Securities which shall constitute a quorum.

          At a meeting or any adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso in Section 10.02 and except with respect to directions and waivers under Sections 6.01 and 6.07) shall be effectively passed and decided if passed or decided by the Persons entitled to vote the lesser of (a) a majority in aggregate principal amount of the Outstanding Debt Securities and (b) seventy-five percent in aggregate principal amount of the Debt Securities represented and voting at the meeting.

          Any Holder of a Debt Security who has executed in person or by proxy and delivered to the Trustee an instrument in writing complying with the provisions of Article Eight shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Holder of a Debt Security shall be considered as present or voting only with respect to the matters covered by such instrument in writing.

          Section 9.06. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Debt Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Debt Securities shall be proved in the manner specified in Section 8.02 and the appointment of any proxy shall be proved in the manner specified in Section 8.02.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

          Subject to the provisions of Section 8.04, at any meeting each Holder of Debt Securities with respect to which such meeting is being held or proxy for such Holder shall be entitled to one vote for each $1,000 (or the equivalent thereof in any foreign or composite currency) of principal amount of such Debt Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any such Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of such Debt Securities held by him or instruments in writing as aforesaid duly designating him as the Person to vote on behalf of other such Holders. Any meeting of holders of Debt Securities with respect to which a meeting was duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

          Section 9.07. Voting. The vote upon any resolution submitted to any meeting of holders of Debt Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holder of Debt Securities or of their representatives by proxy and the principal amount held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts and setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.02. The record will show the principal amount of the Debt

Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          Section 9.08. No Delay of Rights by Meeting. Nothing in this Article Nine shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders of any or all Series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of any or all such Series under any of the provisions of this Indenture or of the Debt Securities.

ARTICLE TEN

SUPPLEMENTAL INDENTURES

          Section 10.01. Supplemental Indentures without Consent of Holders. The Company and the Trustee may, from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

                    (a) to evidence pursuant to Article Eleven the succession of another Person to the Company or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company;

                    (b) to add covenants for the benefit of the Holders of the Debt Securities of any Series or any additional Event of Default for the Debt Securities of any Series;

                    (c) to create a Series and establish its terms;

                    (d) to secure the Debt Securities of any Series or, if applicable, to add additional collateral as security for the Debt Securities of any Series or all or any guarantees thereof, and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for the Debt Securities of any Series or all or any guarantees thereof, if any, in accordance with the terms of this Indenture;

                    (e) to release a guarantor in respect of any Series which, in accordance with the terms of this Indenture applicable to the particular Series, ceases to be liable in respect of its guarantee;

                    (f) to add a guarantor in respect of any Series;

                    (g) to provide that specific provisions of this Indenture shall not apply to a Series not previously issued or to make a change to specific provisions of this Indenture that only applies to any Series not previously issued or to additional Debt Securities of a Series not previously issued;

                    (h) to evidence the appointment of a successor Trustee;

                    (i) to cure any ambiguity or to correct or supplement any provision contained herein to the extent not inconsistent with other provisions of this Indenture or otherwise amend or supplement the terms of the Debt Securities of any Series or this Indenture to the extent such amendment or supplement does not adversely affect the interests of the Holders of such Debt Securities in any material respect; or

                    (j) to conform the text of this Indenture or the Debt Securities of any Series to the final prospectus, offering memorandum or similar offering document in respect of such Series to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Debt Securities of such Series.

          The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

          Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Debt Securities at the time Outstanding, notwithstanding any of the provisions of Section 10.02.

          Section 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Sections 8.01 and 8.02) of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of each Series affected by such supplemental indenture at the time Outstanding (each Series voting as a separate class), and unless otherwise specified pursuant to Section 2.01 with respect to a Series of Debt Securities, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or the Debt Securities of such Series or modifying in any manner the rights of the Holders of the Outstanding Debt Securities of such Series; provided, however, that no such supplemental indenture shall (i) extend the Maturity of any Outstanding Debt Security, extend the time of payment of interest, if any, thereon, or reduce the interest rate or principal amount thereof, or make the principal thereof or premium, if any, or interest, if any, thereon payable in any coin or currency other than that provided in any Outstanding Debt Security, modify any redemption or repurchase right to the detriment of a Holder of a Debt Security, or impair the right of any Holder of a Debt Security to institute suit for any such payment, (ii) reduce the percentage of the aggregate principal amount of Outstanding Debt Securities, the Holders of which are required to consent to any such supplemental indenture or any waiver of any past covenant or default or Event of Default pursuant to Section 6.07 or (iii) modify any provision of Section 6.07 or 10.02 (except to increase any such percentage or to provide that specified other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Debt Security so affected) without, in the case of each of the foregoing clauses (i), (ii) and (iii), the consent of the Holder of each Debt Security so affected. A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series of Outstanding Debt Securities, or which modifies the rights of the Holders of Outstanding Debt Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of Debt Securities of any other Series.

          Upon the request of the Company and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          Section 10.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article Ten shall comply with the Trust Indenture Act as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Debt Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          Section 10.04. Notation on Securities. Debt Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Ten may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debt Securities of any Series so modified as to conform, in the opinion of the Trustee and a duly authorized officer of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Outstanding Debt Securities.

          Section 10.05. Evidence of Compliance of Supplemental Indenture to be Furnished Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Ten.

ARTICLE ELEVEN

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

          Section 11.01. Company May Not Consolidate, etc., Except Under Certain Conditions. The Company covenants that it will not merge or consolidate with any other Person or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any other Person, unless (i) either the Company shall be the continuing entity, or the successor Person (if other than the Company) shall be an entity organized and existing under the laws of the United States of America or a State thereof and such an entity shall expressly assume all obligations of the Company under this Indenture, including the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the Outstanding Debt Securities, if any, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such an entity and (ii) the Company or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, be in default in the performance of any such covenant or condition under this Indenture. In the event of any such sale, conveyance (other than by way of lease), transfer or other disposition, the predecessor entity may be dissolved, wound up and liquidated at any time thereafter.

          Section 11.02. Successor entity to be Substituted. In case of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor entity, such successor entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and the Company shall be released from any further obligation under this Indenture and under the Outstanding Debt Securities, if any. Such successor entity thereupon may exercise all rights and powers of the Company under this Indenture and cause to be signed, and may issue either in its own name or in the name of General Electric Capital Corporation, any or all of the Debt Securities issuable hereunder; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and deliver any Debt Securities, and any Debt Securities which such successor entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debt Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debt Securities had been issued at the date of the execution hereof.

          In case of any such consolidation, merger, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Debt Securities thereafter to be issued as may be appropriate.

          Section 11.03. Documents to be Given Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article Eleven.

ARTICLE TWELVE

SATISFACTION AND DISCHARGE OF INDENTURE

          Section 12.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Debt Securities of any Series theretofore authenticated (other than any Debt Securities of such Series which shall have been destroyed, lost or stolen or in lieu of or in substitution for which other Debt Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the provisions of Section 2.07) and not theretofore canceled or (b) all the Debt Securities of any Series not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at Maturity or upon redemption all of the Debt Securities of such Series (other than any such (i) Debt Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debt Securities shall have been authenticated and delivered, or which shall have been paid pursuant to the provisions of Section 2.07 or (ii) Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 12.04) not theretofore canceled or delivered to the Trustee for cancellation, including principal, premium, if any, and interest, if any, due or to become due to such date of Maturity or date fixed for redemption, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect insofar as such Debt Securities are concerned (except as to (i) rights of registration of transfer and exchange of such Debt Securities, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Debt Securities, (iii) the rights, obligations and immunities of the Trustee hereunder and (iv) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such Series, the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Debt Securities.

          Section 12.02. Deposited Moneys to be Held in Trust by Trustee. All moneys deposited with the Trustee pursuant to the provisions of Section 12.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders of the particular Debt Securities for payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest, if any.

          Section 12.03. Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture with respect to any Series of Debt Securities, all moneys then held by any paying agent of the Debt Securities of such Series (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

          Section 12.04. Return of Unclaimed Moneys. Any moneys, deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest, if any, on any Debt Securities and not applied but remaining unclaimed by the Holders of such Debt Securities for two years after the date upon which the principal of, premium, if any, or interest, if any, on such Debt Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee; and the Holder of any such Debt Securities shall thereafter look only to the Company for any payment which such Holder may be entitled to collect.

ARTICLE THIRTEEN

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

          Section 13.01. Indenture and Securities Solely Corporate Obligations. No recourse for the payment of the principal of, premium, if any, or interest, if any, on any Debt Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any grantor of collateral or of any successor entity of either of them, either directly or through the Company or any grantor of collateral or any successor entity of any of them, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debt Securities.

ARTICLE FOURTEEN

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          Section 14.01. Applicability of Article; Company’s Option to Effect Legal Defeasance or Covenant Defeasance. Except as otherwise provided as contemplated by Section 2.01, this Article Fourteen shall be applicable to the Debt Securities of each Series, and the Company may at its option by resolution of the Board of Directors, at any time, with respect to the Debt Securities of such Series, elect to have either Section 14.02 (if applicable) or Section 14.03 (if applicable) be applied to the Outstanding Securities of such Series upon compliance with the conditions set forth below in this Article Fourteen.

          Section 14.02. Legal Defeasance and Discharge. Upon the Company’s exercise of the option applicable to this Section 14.02 with respect to a Series of Debt Securities, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Debt Securities of such Series on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Debt Securities of such Series and to have satisfied all its other obligations under such Debt Securities and this Indenture insofar as such Debt Securities are concerned (and the Trustee, at the expense of the Company, shall execute instruments provided by the Company and acceptable to the Trustee acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder, with respect to the transfer or exchange of such Series of Debt Securities: (A) the Company’s obligations with respect to such Debt Securities under Sections 2.06, 2.07 and 4.01 and such obligations as shall be ancillary thereto, (B) the rights, obligations and immunities and other provisions in respect of the Trustee hereunder and (C) the rights of Holders with respect to property deposited with the Trustee under this Indenture. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 14.02 notwithstanding the prior exercise of its option under Section 14.03 with respect to the Debt Securities of such Series. Following a legal defeasance, payment of the Debt Securities of such Series may not be accelerated because of an Event of Default.

          Section 14.03. Covenant Defeasance. Upon the Company’s exercise of the option applicable to this Section with respect to a Series of Debt Securities, the Company shall be released from its obligations under Section 4.05 with respect to such Series and under any other Section applicable to such Series of Debt Securities, as determined pursuant to Section 2.01 to be subject to this provision, and the occurrence of an Event of Default specified in Section 6.01(c) (insofar as it is with respect to Section 4.05 or any other Section applicable to such Series of Debt Securities, as determined pursuant to Section 2.01 to be subject to this provision) or Section 6.01(d) shall be deemed not to be an Event of Default with respect to the Outstanding Debt Securities of such Series on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the Outstanding Debt Securities of such Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Debt Securities shall be unaffected thereby. Following a covenant defeasance, payment of the Debt Securities of such Series may not be accelerated because of an Event of Default specified in Sections 6.01(c) (insofar as it is with respect to Section 4.05 or any other Section applicable to such Series of Debt Securities, as determined pursuant to Section 2.01 to be subject to this provision) or (d) or by reference to such other Section specified above in this Section 14.03.

          Section 14.04. Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions precedent or, as specifically noted below, subsequent to application of either Section 14.02 or Section 14.03 to the Outstanding Debt Securities of such Series:

                    (a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debt Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge the principal of (and premium, if any) and interest on the Outstanding Debt Securities of such Series to Maturity or redemption, as the case may be. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Debt Securities at a future date or dates in accordance with Article Three, which shall be given effect in applying the foregoing.

                    (b) If any Series of Debt Securities shall remain outstanding following legal defeasance or covenant defeasance, no Event of Default with respect to the remaining Debt Securities of such Series shall have occurred and be continuing on the date of such deposit.

                    (c) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreements or instruments to which the Company is a party.

                    (d) In the case of legal defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Company has received a direct ruling from the Internal Revenue Service, or such a ruling has been published, or since the Effective Date of the Debt Securities there has been a change in the applicable federal income Tax law, such that the Holders of the Outstanding Debt Securities of such Series to be defeased will not recognize income, gain or loss for federal income Tax purposes as a result of the legal defeasance. The ruling must provide that the Holders of the Outstanding Debt Securities of such Series to be defeased will be subject to federal income Tax on the same amounts, in the same manner, and at the same times as would have been the case if the legal defeasance had not occurred.

                    (e) In the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the Outstanding Debt Securities of such Series will not recognize income, gain or loss for federal income Tax purposes as a result of the covenant defeasance and will be subject to federal income Tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

                    (f) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

          Section 14.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

          Subject to the provisions of the last paragraph of Section 4.04, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or Paying Agent pursuant to Section 14.04 in respect of the Outstanding Debt Securities of such Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Debt Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee and the Paying Agent against any Tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 14.04 or the principal and interest received in respect thereof.

          Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any money or U.S. Government Obligations held by it as provided in Section 14.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

          Anything herein to the contrary notwithstanding, if and to the extent the deposited money or U.S. Government Obligations (or the proceeds thereof) either (i) cannot be applied by the Trustee in accordance with this Section because of a court order or (ii) are for any reason insufficient in amount, then the Company’s obligations to pay principal of (and premium, if any) and interest on the Debt Securities of such Series shall be reinstated to the extent necessary to cover the deficiency on any due date for payment. In any case specified in clause (i), the Company’s interest in the deposited money and U.S. Government Obligations (and proceeds thereof) shall be reinstated to the extent the Company’s payment obligations are reinstated.

          Section 14.06. Knowledge of Trustee.

          Notwithstanding the provisions of this Article or any other provisions of this Indenture, neither the Trustee nor the Paying Agent shall be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee or the Paying Agent, or the taking of any other action by the Trustee or the Paying Agent, unless and until a Responsible Officer of the Trustee or the Paying Agent has actual knowledge or unless same shall have received written notice thereof mailed or delivered to the Trustee at its corporate trust office or the Paying Agent, and such notice clearly references the applicable Debt Securities, the Company and this Indenture; provided that if at least three Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal or interest on any Debt Security) the Trustee or the Paying Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to or on or after such date.

ARTICLE FIFTEEN

SECURITY ARRANGEMENTS

          Section 15.01. Security. Pursuant to Section 2.01, the Debt Securities of each Series initially shall be, and any guarantees of such Series of Debt Securities may be, secured by such property, assets or other collateral as may be specified in or pursuant to Section 2.01. Any and all terms and provisions applicable to the security for the Debt Securities of such Series and/or such guarantees shall also be provided in or pursuant to Section 2.01, which may include, without limitation, provisions for the execution and delivery of such security agreements, pledge agreements, collateral agreements and other similar or related agreements as the Company or any guarantor may elect and which may provide for the Trustee to act as collateral agent or in a similar or other capacity. To the extent each such section is applicable to the Debt Securities of any Series, the Trustee shall comply with Sections 313(a)(5) and (6) and 313(b)(1) of the Trust Indenture Act and the Company and, if applicable, any guarantor that has pledged collateral to secure its guarantee shall comply with Sections 314(b) and 314(d) of the Trust Indenture Act, in each case in respect of any secured Debt Securities and/or guarantees that may be Outstanding hereunder from time to time.

ARTICLE SIXTEEN

MISCELLANEOUS PROVISIONS

          Section 16.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

          Section 16.02. Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any entity that shall at the time be the lawful sole successor of the Company.

          Section 16.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Debt Securities on the Company may be given or served by being deposited postage prepaid by first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to General Electric Capital Corporation, 201 High Ridge Road, Stamford, Connecticut 06927, Attention Senior Vice President Corporate Treasury and Global Funding Operation. Any notice, direction, request or demand by any Holder of Debt Securities to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing and (i) deposited (first class postage prepaid) in a post office letter box, (ii) transmitted by facsimile transmission or (iii) delivered by courier, in any event addressed and delivered to the Principal Office of the Trustee and to the attention of its corporate trust department.

          Section 16.04. New York Contract. This Indenture and each Debt Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

          Section 16.05. Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates delivered under Section 4.05) shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Section 16.06. Legal Holidays. In any case where the date of payment of interest on or principal of, or premium, on the Debt Securities or the date fixed for redemption of any Debt Security will not be a Business Day, then payment of such interest on or principal of or premium, on the Debt Securities need not be made on such date but may be made on the next succeeding Business Day, with the same force and effect as if made on the date of Maturity or date fixed for redemption, and no interest shall accrue for the period from and after such date.

          Section 16.07. Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

          Section 16.08. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 16.09. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          Section 16.10. Separability. In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 16.11. Proceeds. The Trustee is authorized to act, from time to time, as recipient of proceeds from the Company’s issuance of Debt Securities, and is authorized to receive such proceeds directly from the underwriters or other institutions effecting the offering and sale of such Debt Securities. The Trustee shall pay and deliver such proceeds to the Person or Persons named by the Company in a written instruction signed by an Officer of the Company.

          Section 16.12. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT SECURITIES, OR THE TRANSACTIONS CONTEMPLATED HEREBY

[Signature pages follow]

Dated as of the date first above written

GENERAL ELECTRIC CAPITAL CORPORATION

By:

Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:

Name:
Title:

EXHIBIT A

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBT SECURITIES IN DEFINITIVE REGISTERED FORM, THIS DEBT SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

CUSIP:____________
ISIN: ____________

FORM OF NOTE

[Title of Security]

No. _	$

GENERAL ELECTRIC CAPITAL CORPORATION

promises to pay to CEDE & CO., or registered assigns, the principal sum of $                     [(as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto)] on _____, ____.

Interest Payment Dates: [_____] and [______]

Regular Record Dates: [_____] and [______]

GENERAL ELECTRIC CAPITAL CORPORATION

By:

Name:
Title:

This is one of the Debt Securities of the Series designated therein referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON as Trustee

By:

Authorized Signatory

Dated:

[TITLE OF DEBT SECURITY]

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. General Electric Capital Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Debt Security at the rate of % per annum from      ,        until      ,        (the “Maturity”). The Company will pay interest semi-annually in cash in arrears, on and of each year, beginning on         ,        , to the persons in whose name the Debt Securities of this Series (the “Debt Securities) are registered at the close of business on the        or        (whether or not a business day) next preceding such interest payment date (each, an “Interest Payment Date”), except that the regular record date for interest due on any Debt Security’s Maturity or date of earlier redemption will be that particular date. Interest on the Debt Securities will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for on the Debt Securities, or if no interest has been paid or duly provided for on the Debt Securities, from the Effective Date until their Maturity or date of earlier redemption. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Debt Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose in New York, New York, currently the corporate trust office of The Bank of New York Mellon located at 101 Barclay Street, New York, New York 10286. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Interest on the Debt Securities may at the option of the Company be paid by check mailed to the Persons entitled thereto at their respective addresses as such appear on the registry books of the Company, or, at the option of any Holder of $5,000,000 or more aggregate principal amount of Debt Securities and subject to applicable laws and regulations, be made by transfer to an account denominated in the currency in which such payment is to be made, maintained by such Holder, if appropriate wire transfer instructions have been received by the Company or its agent not less than ten days prior to the applicable interest payment date.

          3. Paying Agent and Registrar. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

          4. Indenture. The Company issued the Debt Securities under an Indenture dated as of ([the “Base Indenture”) as supplemented by the Supplemental Indenture dated as of ____________ (the “Supplemental Indenture” and together with the Base Indenture,] the “Indenture”) between the Company and the Trustee. The terms of the Debt Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Debt Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Debt Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Debt Securities are obligations of the Company [initially] limited in aggregate principal amount to $_____. This Debt Security is one of the Series designated on the face hereof.

          5. Optional Redemption.1 The Debt Securities will be redeemable at any time and from time to time, as a whole or in part, at the Company’s option, on at least 30 days’, but not more than 60 days’, prior notice mailed (or delivered in accordance with the applicable procedures of DTC) to the registered address of each Holder of the Debt Securities to be redeemed, at the following redemption prices, together with accrued and unpaid interest thereon to, but not including, the dated fixed for redemption: [                   ].

          6. Reserved.

          7. Denominations, Transfer, Exchange. The Debt Securities are issued in minimum denominations of $1,000 increased in multiples of $1,000.2 The transfer of Debt Securities may be registered and Debt Securities may be exchanged as provided in the Indenture. The Company need not exchange or register the transfer of any Debt Security or portion of a Debt Security selected for redemption, except for the unredeemed portion of any Debt Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Debt Securities for a period of 15 days before a selection of Debt Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          9. Persons Deemed Owners. Except as Provided in Section 2.04 of the Indenture, the registered Holder of a Debt Security may be treated as its owner for all purposes.

          10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Debt Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Outstanding Debt Securities of each Series which is affected by such amendment voting as a single class. Without the consent of any Holder of a Debt Security, the Indenture or the Debt Securities may be amended or supplemented: (a) to evidence pursuant to Article Eleven the succession of another Person to the Company or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company; (b) to add covenants for the benefit of the Holders of the Debt Securities of any Series or any additional Event of Default for the Debt Securities of any Series; (c) to create a Series and establish its terms; (d) to secure the Debt Securities of any Series or, if applicable, to add additional collateral as security for the Debt Securities of any Series or all or any guarantees thereof, and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for the Debt Securities of any Series or all or any guarantees thereof, if any, in accordance with the terms of the Indenture; (e) to release a guarantor in respect of any Series which, in accordance with the terms of the Indenture applicable to the particular Series, ceases to be liable in respect of its guarantee; (f) to add a guarantor in respect of any Series; (g) to provide that specific provisions of the Indenture shall not apply to a Series not previously issued or to make a change to specific provisions of this Indenture that only applies to any Series not previously issued or to additional

[1]	If applicable.

[2]	Unless otherwise provided by the applicable Authorizing Resolution or supplemental indenture.

Debt Securities of a Series not previously issued; (h) to evidence the appointment of a successor Trustee; (i) to cure any ambiguity or to correct or supplement any provision contained herein to the extent not inconsistent with other provisions of the Indenture or otherwise amend or supplement the terms of the Debt Securities of any Series or the Indenture to the extent such amendment or supplement does not adversely affect the interests of the Holders of such Debt Securities in any material respect; or (j) to conform the text of the Indenture or the Debt Securities of any Series to the final offering memorandum in respect of any Series to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Debt Securities of such Series.

          12. Defaults and Remedies. Events of Default are set forth in the Indenture.

          13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Debt Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debt Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debt Securities.

          16. Authentication. This Debt Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debt Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debt Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          19. Governing Law. THIS DEBT SECURITY SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

General Electric Capital Corporation
201 High Ridge Road
Stamford, Connecticut 06927
Attention: Senior Vice President Corporate Treasury and Global Funding Operation

To assign this Debt Security, fill in the form below:

I or we assign and transfer this Debt Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Debt Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Debt Security.

[TO BE ATTACHED TO GLOBAL DEBT SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL DEBT SECURITY

          The initial principal amount of this Global Debt Security is $_________. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Debt Security	Amount of increase in Principal Amount of this Global Debt Security	Principal amount of this Global Debt Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian